UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

November 29, 2021
Date of Report (Date of earliest event reported)

WHITE MOUNTAINS INSURANCE GROUP, LTD.
(Exact name of registrant as specified in its charter)

Bermuda (State or other jurisdiction of incorporation or organization)	1-8993 (Commission file number)	94-2708455 (I.R.S. Employer Identification No.)

23 South Main Street, Suite 3B, Hanover, New Hampshire 03755
(Address of principal executive offices)

(603) 640-2200
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, par value $1.00	WTM	New York Stock Exchange
per share		Bermuda Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933(§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).                                     Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.      ☐

ITEM 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 1, 2022, Liam P. Caffrey, 49, will become Executive Vice President and Chief Financial Officer of White Mountains Insurance Group, Ltd. (the “Company”). Mr. Caffrey is a seasoned leader with over 20 years of experience. Mr. Caffrey served as Chief Executive Officer of Aon Affinity from 2018 to 2020. He served as global Chief Financial Officer of Aon Risk Solutions from 2015 until 2018 and as Chief Financial Officer of Aon Risk Solutions Americas from 2012 until 2015. Prior to joining Aon, Mr. Caffrey was a partner with McKinsey & Company. Mr. Caffrey currently serves as a consultant to a subsidiary of the Company.

Reid T. Campbell, the current Executive Vice President and Chief Financial Officer of the Company, will become President of the Company on March 1, 2022 and will serve in that role until his retirement in February 2024. In his role as President, Mr. Campbell will maintain all his current executive duties other than his responsibilities as Chief Financial Officer. In addition, Mr. Campbell will continue to serve as a director of Build America Mutual Assurance Company and Ark Insurance Holdings Limited.

There are no arrangements or understandings between Mr. Caffrey and any other persons pursuant to which he was selected as Executive Vice President and Chief Financial Officer. There are also no family relationships between Mr. Caffrey and any director or executive officer of the Company. He has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

On November 29, 2021, Mr. Caffrey signed an offer letter (the “Offer Letter”), which was approved by the Compensation/ Nominating and Governance Committee of the Board of Directors of the Company. Mr. Caffrey will receive a base salary of $500,000. He is eligible to participate in the Company’s annual and long-term incentive plans. His annual bonus target will be 75% of his base salary. His long-term incentive grant for the 2022-2024 cycle will be 1,250 restricted shares and 1,250 performance shares. Mr. Caffrey will also receive a signing bonus of $975,000, payable in three equal annual installments. In the event that Mr. Caffrey voluntarily terminates his employment prior to March 15, 2024, he must reimburse the Company for any portion of the signing bonus he has received. In the event the Company terminates Mr. Caffrey’s employment, other than for cause, prior to March 15, 2024, Mr. Caffrey will be entitled to a payment of $875,000 and will continue to vest in any then outstanding long-term incentives. The foregoing description is a summary of the material terms of Mr. Caffrey’s employment, does not purport to be complete, and is qualified in its entirety by reference to the Offer Letter, which is filed as an exhibit to this Current Report on Form 8-K.

On November 1, 2021, Mr. Caffrey entered into a consulting agreement with White Mountains Capital LLC (the “Consulting Agreement”) pursuant to which Mr. Caffrey receives $100,000 per month in consideration for acting as a consultant through February 28, 2022. In the event that Mr. Caffrey does not join the Company as anticipated, he must reimburse all amounts paid under the Consulting Agreement. Were the Company not to hire Mr. Caffrey as its Executive Vice President and Chief Financial Officer by March 15, 2022, subject to certain exceptions, Mr. Caffrey would receive an additional $1,000,000. The foregoing description is a summary of the material terms of Mr. Caffrey’s consulting arrangement, does not purport to be complete, and is qualified in its entirety by reference to the Consulting Agreement, which is filed as an exhibit to this Current Report on Form 8-K.

Our press release regarding these matters is attached as Exhibit 99.1 and incorporated by reference herein.

The foregoing discussion contains “forward-looking statements” such as those that state what individuals will do or what roles they will serve in. The Company intends such statements to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The Company cannot promise that its expectations in such forward-looking statements will turn out to be correct because they are subject to factors beyond its control, including competitive labor markets and the conduct of individuals.

ITEM 9.01    Financial Statements and Exhibits.

(d) Exhibits.

10.1 Offer Letter, dated as of November 29, 2021, between the Company and Mr. Caffrey
10.2 Consulting Agreement, dated as of November 1, 2021, between White Mountains Capital LLC and Mr. Caffrey
99.1 Press Release, dated December 2, 2021

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

WHITE MOUNTAINS INSURANCE GROUP, LTD.
December 2, 2021	By:	/s/ MICHAELA J. HILDRETH Michaela J. Hildreth Managing Director and Chief Accounting Officer

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